Exhibit 99.1

Skyworks Media Relations:	Skyworks Investor Relations:
Pilar Barrigas	Stephen Ferranti
(949) 231-3061	(781) 376-3056
Skyworks Exceeds Updated Q4 FY12 Revenue and EPS Guidance

•	Delivers $421 Million in Revenue, Up 8 Percent Sequentially

•	Posts $0.53 in Non-GAAP EPS ($0.32 GAAP), $0.01 Better than Updated Guidance

•	Expands Operating Margin 100 Basis Points Sequentially to 24.6 Percent on a Non-GAAP Basis (17.8 Percent GAAP)

•	Guides to 14 Percent Year-Over-Year Revenue Growth in Q1 FY13

WOBURN, Mass., Nov. 1, 2012 - Skyworks Solutions, Inc. (NASDAQ: SWKS) an innovator of high performance analog semiconductors enabling a broad range of end markets, today reported fourth fiscal quarter and year end 2012 results for the period ending September 28, 2012. Revenue for the quarter was $421.1 million, up 8.2 percent sequentially and exceeded the Company's updated guidance of $420 million provided during its analyst day on September 20, 2012.

On a non-GAAP basis, operating income for the fourth fiscal quarter of 2012 was $103.6 million, up from $91.7 million in the third fiscal quarter of 2012, reflecting a 13 percent increase. Non-GAAP diluted earnings per share for the fourth fiscal quarter was $0.53 compared to $0.45 for the prior fiscal quarter, representing an 18 percent sequential improvement. On a GAAP basis, operating income for the fourth fiscal quarter of 2012 was $74.8 million and diluted earnings per share was $0.32.

For fiscal year 2012, revenue was $1.569 billion, up 11 percent versus $1.419 billion in fiscal 2011. For fiscal 2012, non-GAAP diluted earnings per share was $1.90 and GAAP diluted earnings per share was $1.05.

“Skyworks is capitalizing on global mobile connectivity ubiquity and demand for high performance analog solutions across a diverse set of vertical markets,” said David J. Aldrich, president and chief executive officer of Skyworks. “Interrelated macro trends such as social networking, cloud-based content and the explosion of audio and video streaming are driving increased semiconductor content and complexity in smartphones, tablets, ultrabooks and e-readers as well as within the supporting network infrastructure. At the same time, wireless and power management functionality is rapidly proliferating across adjacent applications spanning machine-to-machine, automotive, broadband, home automation, smart grid and medical markets. Given our differentiated product portfolio, engagements with all key OEMs and scale, Skyworks is well positioned to continue to gain market share, capture additional content per platform and, as a result, significantly outperform our addressed markets throughout fiscal 2013.”

Q4 Business Highlights

•	Launched suite of custom ZigBee® sensors in support of a leading cable provider's advanced home monitoring and security system

•	Supported NetGear's 802.11ac deployments with nearly 20 analog devices per router

•	Ramped Silicon On Insulator (SOI) Antenna Switch Modules (ASMs) as part of LTE smartphones and tablets

•	Introduced antenna tuning solutions at a leading smartphone OEM

•	Captured RF sockets at Alcatel-Lucent, Cisco, Ericsson, Huawei, Siemens Nokia and ZTE for 3G/4G base stations

•	Enabled voice-activated automotive infotainment systems with analog control ICs

•	Supported wireless networking within a new intelligent thermostat

•	Ramped GPS solutions across a broader set of customers and applications

•	Shipped more than 7 million camera flash drivers

•	Powered HTC's Windows 8S and 8X smartphones with SkyHi™ and LTE front-end solutions

•	Received the Best Vendor and Outstanding Delivery Awards from ZTE

First Fiscal Quarter 2013 Outlook
“Despite the challenging macro economic backdrop, our visibility is strong driven by new platform ramps, design win momentum and the depth of our product pipeline,” said Donald W. Palette, vice president and chief financial officer of Skyworks. “Specifically, for the first fiscal quarter of 2013, we anticipate revenue to be up 14 percent year-over-year and up 7 percent sequentially to the $450 million range with further improvement in non-GAAP operating margin to above 25 percent and, in turn, non-GAAP diluted earnings per share of $0.54.”
For further information regarding use of non-GAAP measures in this press release, please refer to the Discussion Regarding the Use of Non-GAAP Financial Measures set forth below.

Skyworks' Fourth Fiscal Quarter 2012 Conference Call
Skyworks will host a conference call with analysts to discuss its fourth fiscal quarter 2012 results and business outlook today at 5:00 p.m. Eastern time. To listen to the conference call via the Internet, please visit the investor relations section of Skyworks' Web site. To listen to the conference call via telephone, please call 800-230-1092 (domestic) or 612-288-0329 (international), confirmation code: 267360.
Playback of the conference call will begin at 9:00 p.m. Eastern time on Nov. 1, and end at 9:00 p.m. Eastern time on Nov. 8. The replay will be available on Skyworks' Web site or by calling 800-475-6701 (domestic) or 320-365-3844 (international), confirmation code: 267360.

About Skyworks
Skyworks Solutions, Inc. is an innovator of high performance analog semiconductors. Leveraging core technologies, Skyworks supports automotive, broadband, cellular infrastructure, energy management, GPS, industrial, medical, military, wireless networking, smartphone and tablet applications. The Company's portfolio includes amplifiers, attenuators, circulators, demodulators, detectors, diodes, directional couplers, front-end modules, hybrids, infrastructure RF subsystems, isolators, lighting and display solutions, mixers, modulators, optocouplers, optoisolators, phase shifters, PLLs/synthesizers/VCOs, power dividers/combiners, power management devices, receivers, switches and technical ceramics.
  Headquartered in Woburn, Mass., Skyworks is worldwide with engineering, manufacturing, sales and service facilities throughout Asia, Europe and North America.  For more information, please visit Skyworks' Web site at: www.skyworksinc.com.
Safe Harbor Statement
This news release includes "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include without limitation information relating to future results and expectations of Skyworks (including without limitation certain projections and business trends). Forward-looking statements can often be identified by words such as "anticipates," "expects," "forecasts," "intends," "believes," "plans," "may," "will," or "continue," and similar expressions and variations or negatives of these words. All such statements are subject to certain risks, uncertainties and other important factors that could cause actual results to differ materially and adversely from those projected, and may affect our future operating results, financial position and cash flows.
These risks, uncertainties and other important factors include, but are not limited to: uncertainty regarding global economic and financial market conditions; the susceptibility of the semiconductor industry and the markets addressed by our, and our customers', products to economic downturns; the timing, rescheduling or cancellation of significant customer orders and our ability, as well as the ability of our customers, to manage inventory; losses or curtailments of purchases or payments from key customers, or the timing of customer inventory adjustments; the availability and pricing of third party semiconductor foundry, assembly and test capacity, raw materials and supplier components; changes in laws, regulations and/or policies, including the possibility of expiring tax cuts combined with mandatory reductions in federal spending, in the United States that could adversely affect either (i) the economy and our customers' demand for our products or (ii) the financial markets and our ability to raise capital; our ability to develop, manufacture and market innovative products in a highly price competitive and rapidly changing technological environment; economic, social and political conditions in the countries in which we, our customers or our suppliers operate, including security and health risks, possible disruptions in transportation networks and fluctuations in foreign currency exchange rates; fluctuations in our manufacturing yields due to our complex and specialized manufacturing processes; delays or disruptions in production due to equipment maintenance, repairs and/or upgrades; our reliance on several key customers for a large percentage of our sales; fluctuations in the manufacturing yields of our third party semiconductor foundries and other problems or delays in the fabrication, assembly, testing or delivery of our products; our ability to timely and accurately predict market requirements and evolving industry standards, and to identify opportunities in new markets; uncertainties of litigation, including potential disputes over intellectual property infringement and rights, as well as payments related to the licensing and/or sale of such rights; our ability to rapidly develop new products and avoid product obsolescence; our ability to retain, recruit and hire key executives, technical personnel and other employees in the positions and numbers, with the experience and capabilities, and at the compensation levels needed to implement our business and product plans; lengthy product development cycles that impact the timing of new product introductions; unfavorable changes in product mix; the quality of our products and any remediation costs; shorter than expected product life cycles; problems or delays that we may face in shifting our products to smaller geometry process technologies and in achieving higher levels of design integration; and our ability to continue to grow and maintain an intellectual property portfolio and obtain needed licenses from third parties, as well as other risks and uncertainties, including, but not limited to, those detailed from time to time in our filings with the Securities and Exchange Commission.
The forward-looking statements contained in this news release are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Note to Editors: Skyworks and Skyworks Solutions are trademarks or registered trademarks of Skyworks Solutions, Inc. or its subsidiaries in the United States and in other countries. All other brands and names listed are trademarks of their respective companies.
# # #

SKYWORKS SOLUTIONS, INC.
UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS

	Three Months Ended		Year Ended
(in thousands, except per share amounts)	September 28, 2012	September 30, 2011	September 28, 2012	September 30, 2011
Net revenue	$421,113	$402,316	$1,568,581	$1,418,922
Cost of goods sold	243,440	227,756	901,484	798,618
Gross profit	177,673	174,560	667,097	620,304
Operating expenses:
Research and development	56,557	47,409	212,534	168,637
Selling, general and administrative	37,824	39,071	158,433	137,238
Amortization of intangibles	8,484	9,496	32,744	16,742
Restructuring and other charges	—	888	7,752	2,363
Total operating expenses	102,865	96,864	411,463	324,980
Operating income	74,808	77,696	255,634	295,324
Interest expense	(69)	(473)	(667)	(1,936)
Gain on early retirement of convertible debt	—	—	139	—
Other (loss) income, net	(15)	683	(130)	498
Income before income taxes	74,724	77,906	254,976	293,886
Provision for income taxes	13,122	13,697	52,898	67,301
Net income	$61,602	$64,209	$202,078	$226,585

Earnings per share:
Basic	$0.33	$0.35	$1.09	$1.24
Diluted	$0.32	$0.34	$1.05	$1.19
Weighted average shares:
Basic	187,926	183,591	185,839	182,879
Diluted	194,229	190,786	191,846	190,667

SKYWORKS SOLUTIONS, INC.
UNAUDITED RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

	Three Months Ended		Year Ended
(in thousands)	September 28, 2012	September 30, 2011	September 28, 2012	September 30, 2011
GAAP gross profit	$177,673	$174,560	$667,097	$620,304
Share-based compensation expense [a]	2,389	2,160	9,419	7,557
Acquisition-related expense [b]	653	2,955	4,227	4,572
Non-GAAP gross profit	$180,715	$179,675	$680,743	$632,433
Non-GAAP gross margin %	42.9%	44.7%	43.4%	44.6%

	Three Months Ended		Year Ended
(in thousands)	September 28, 2012	September 30, 2011	September 28, 2012	September 30, 2011
GAAP operating income	$74,808	$77,696	$255,634	$295,324
Share-based compensation expense [a]	18,519	15,650	72,172	58,338
Acquisition-related expenses [b]	1,640	5,509	9,696	9,014
Amortization of intangibles	8,484	9,496	32,744	16,742
Restructuring and other charges [c]	—	888	7,752	2,363
Litigation settlement gains and losses [d]	—	—	5,778	2,300
Deferred executive compensation	143	143	572	594
Non-GAAP operating income	$103,594	$109,382	$384,348	$384,675
Non-GAAP operating margin %	24.6%	27.2%	24.5%	27.1%

	Three Months Ended		Year Ended
(in thousands)	September 28, 2012	September 30, 2011	September 28, 2012	September 30, 2011
GAAP net income	$61,602	$64,209	$202,078	$226,585
Share-based compensation expense [a]	18,519	15,650	72,172	58,338
Acquisition-related expenses [b]	1,640	5,509	9,696	9,014
Amortization of intangibles	8,484	9,496	32,744	16,742
Restructuring and other charges [c]	—	888	7,752	2,363
Litigation settlement gains and losses [d]	—	—	5,778	2,300
Deferred executive compensation	143	143	572	594
Gain on early retirement of convertible debt [e]	—	—	(139)	—
Amortization of discount on convertible debt [f]	—	345	428	1,345
Tax adjustments [g]	13,111	7,581	34,499	43,004
Non-GAAP net income	$103,499	$103,821	$365,580	$360,285

	Three Months Ended		Year Ended
	September 28, 2012	September 30, 2011	September 28, 2012	September 30, 2011
GAAP net income per share, diluted	$0.32	$0.34	$1.05	$1.19
Share-based compensation expense [a]	0.09	0.08	0.38	0.31
Acquisition-related expenses [b]	0.01	0.03	0.05	0.05
Amortization of intangibles	0.04	0.05	0.17	0.09
Restructuring and other charges [c]	—	—	0.04	0.01
Litigation settlement gains and losses [d]	—	—	0.03	0.01
Tax adjustments [g]	0.07	0.04	0.18	0.23
Non-GAAP net income per share, diluted	$0.53	$0.54	$1.90	$1.89

SKYWORKS SOLUTIONS, INC.
DISCUSSION REGARDING THE USE OF NON-GAAP FINANCIAL MEASURES

Our earnings release contains some or all of the following financial measures which have not been calculated in accordance with United States Generally Accepted Accounting Principles ("GAAP"): (i) non-GAAP gross profit and gross margin, (ii) non-GAAP operating income and operating margin, (iii) non-GAAP net income, and (iv) non-GAAP net income per share (diluted). As set forth in the "Unaudited Reconciliation of Non-GAAP Financial Measures" table found above, we derive such non-GAAP financial measures by excluding certain expenses and other items from the respective GAAP financial measure that is most directly comparable to each non-GAAP financial measure. Management uses these non-GAAP financial measures to evaluate our operating performance and  compare it against past periods, make operating decisions, forecast for future periods, compare operating performance against peer companies and determine payments under certain compensation programs. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-recurring expenses (which may not occur in each period presented) and other items that management believes might otherwise make comparisons of our ongoing business with prior periods and competitors more difficult, obscure trends in ongoing operations or reduce management's ability to make useful forecasts.

We provide investors with non-GAAP gross profit and gross margin, non-GAAP operating income and operating margin and non-GAAP net income because we believe it is important for investors to be able to closely monitor and understand changes in our ability to generate income from ongoing business operations. We believe these non-GAAP financial measures give investors an additional method to evaluate historical operating performance and identify trends, additional means of evaluating period-over-period operating performance and a method to facilitate certain comparisons of operating results to peer companies. We also believe that providing non-GAAP operating income and operating margin allows investors to assess the extent to which ongoing operations impact our overall financial performance. We further believe that providing non-GAAP net income and non-GAAP net income per share (diluted) allows investors to assess the overall financial performance of ongoing operations by eliminating the impact of certain financing decisions related to our convertible debt and certain tax items which may not occur in each period presented and which may represent non-cash items or gains or losses unrelated to our ongoing operations. We believe that disclosing these non-GAAP financial measures contributes to enhanced financial reporting transparency and provides investors with added clarity about complex financial performance measures.

We calculate non-GAAP gross profit by excluding from GAAP gross profit, stock compensation expense, restructuring-related charges and acquisition-related expenses. We calculate non-GAAP operating income by excluding from GAAP operating income, stock compensation expense, restructuring-related charges, acquisition-related expenses, litigation settlement gains and losses and certain deferred executive compensation. We calculate non-GAAP net income and net income per share (diluted) by excluding from GAAP net income and net income per share (diluted), stock compensation expense, restructuring-related charges, acquisition-related expenses, litigation settlement gains and losses, amortization of discount on convertible debt, and certain deferred executive compensation, as well as certain items related to the retirement of convertible debt, and certain tax items, which may not occur in all periods for which financial information is presented. We exclude the items identified above from the respective non-GAAP financial measure referenced above for the reasons set forth with respect to each such excluded item below:

Stock Compensation - because (1) the total amount of expense is partially outside of our control because it is based on factors such as stock price volatility and interest rates, which may be unrelated to our performance during the period in which the expense is incurred, (2) it is an expense based upon a valuation methodology premised on assumptions that vary over time, and (3) the amount of the expense can vary significantly between companies due to factors that can be outside of the control of such companies.

Acquisition-Related Expenses - including such items as, when applicable, amortization of acquired intangible assets, fair value adjustments to contingent consideration, fair value charges incurred upon the sale of acquired inventory, acquisition-related professional fees and deemed compensation expenses, because they are not considered by management in making operating decisions and we believe that such expenses do not have a direct correlation to future business operations and thereby including such charges does not accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

Litigation Settlement Gains and Losses - including gains and losses related to the resolution of other than ordinary course threatened and actually filed lawsuits and other than ordinary course contractual disputes, because (1) they are not considered by management in making operating decisions, (2) such gains and losses tend to be infrequent in nature, (3) such gains and losses are generally not directly controlled by management, (4) we believe such gains and losses do not necessarily reflect the performance of our ongoing operations for the period in which such charges are recognized and (5) the amount of such gains or losses can vary significantly between companies and make comparisons difficult.

Restructuring-Related Charges - because, to the extent such charges impact a period presented, we believe that they have no direct correlation to future business operations and including such charges does not necessarily reflect the performance of our ongoing operations for the period in which such charges are incurred.

Deferred Executive Compensation - including charges related to any contingent obligation pursuant to an executive severance agreement because we believe the period over which the obligation is amortized may not reflect the period of benefit and that such expense has no direct correlation with our recurring business operations and including such expenses does not accurately reflect the compensation expense for the period in which incurred.

Amortization of Discount on Convertible Debt - comprised of the amortization of the debt discount recorded at inception of the convertible debt borrowing related to the adoption of ASC 470-20, because the expense is dependent on fair value assessments and is not considered by management when making operating decisions.

Gains and Losses on Retirement of Convertible Debt - because, to the extent that gains or losses from such repurchases impact a period presented, we do not believe that they reflect the underlying performance of ongoing business operations for such period.

Certain Income Tax Items - including certain deferred tax charges and benefits which do not result in a current tax payment or tax refund and other adjustments which are not indicative of ongoing business operations.

The non-GAAP financial measures presented in the table above should not be considered in isolation and are not an alternative for, the respective GAAP financial measure that is most directly comparable to each such non-GAAP financial measure. Investors are cautioned against placing undue reliance on these non-GAAP financial measures and are urged to review and consider carefully the adjustments made by management to the most directly comparable GAAP financial measures to arrive at these non-GAAP financial measures. Non-GAAP financial measures may have limited value as analytical tools because they may exclude certain expenses that some investors consider important in evaluating operating performance or ongoing business. Further, non-GAAP financial measures are likely to have limited value for purposes of drawing comparisons between companies because different companies may calculate similarly titled non-GAAP financial measures in different ways because non-GAAP measures are not based on any comprehensive set of accounting rules or principles.

Our earnings release contains forward looking estimates of non-GAAP diluted earnings per share and non-GAAP operating margin for the first quarter of our 2013 fiscal year ("Q1 2013"). We provide such non-GAAP measures to investors on a prospective basis for the same reasons (set forth above) that we provide them to investors on a historical basis. We are unable to provide a reconciliation of such forward looking non-GAAP estimates to forward looking GAAP estimates because certain information needed to make reasonable forward looking estimates of GAAP diluted earnings per share and operating margin for Q1 2013 (other than estimated stock compensation expense of $0.10 per diluted share (4% operating margin impact), certain tax items of $0.06 per diluted share, estimated acquisition related expense of $0.04 per diluted share (2% operating margin impact) and estimated deferred executive compensation expense and restructuring and other charges with a de minimis impact on both diluted earnings per share and operating margin) is difficult to predict and estimate and is often dependent on future events which may be uncertain or outside of our control. Such events may include unanticipated one time charges related to asset impairments (fixed assets, intangibles or goodwill), unanticipated acquisition related costs, unanticipated litigation settlement gains and losses and other unanticipated non-recurring items not reflective of ongoing operations. We believe the probable significance of these unknown items, in aggregate, to be in the range of $0.00 to $0.10 in quarterly earnings per diluted share or 0 - 5% in operating margin impact on a GAAP basis. Our forward looking estimates of both GAAP and non-GAAP measures of our financial performance may differ materially from our actual results and should not be relied upon as statements of fact.

[a]
These charges represent expense recognized in accordance with ASC 718 - Compensation, Stock Compensation. Approximately $2.4 million, $7.3 million and $8.8 million were included in cost of goods sold, research and development expense and selling, general and administrative expense, respectively, for the three months ended September 28, 2012. Approximately $9.4 million, $28.0 million and $34.8 million were included in cost of goods sold, research and development expense and selling, general and administrative expense, respectively, for the fiscal year ended September 28, 2012.

For the three months ended September 30, 2011, approximately $2.2 million, $5.0 million and $8.4 million were included in cost of goods sold, research and development expense and selling, general and administrative expense, respectively. For the fiscal year ended September 30, 2011, approximately $7.6 million, $18.1 million and $32.6 million were included in cost of goods sold, research and development expense and selling, general and administrative expense, respectively.

[b]
The acquisition-related expense recognized during the three months and fiscal year ended September 28, 2012 includes a $0.7 million and $4.2 million charge, respectively, to cost of sales related to the sale of acquired inventory and $1.0 million and $10.9 million in transaction costs included in general and administrative expenses associated with acquisitions, and an arbitration, completed or contemplated during the three months and fiscal year ended September 28, 2012, respectively. Also included in general and administrative expenses for the fiscal year ended September 28, 2012 is a $5.4 million credit due to a reduction in the estimated fair value of contingent consideration liabilities associated with acquisitions.

The acquisition-related expense recognized during the three months and fiscal year ended September 30, 2011 includes a $2.9 million and $4.6 million charge, respectively, to cost of sales related to the sale of acquired inventory. Also included in acquisition-related expense is $2.6 million and $4.4 million, respectively, in transaction costs associated with acquisitions completed or contemplated during the three months and fiscal year ended September 30, 2011.

[c]
During the fiscal year ended September 28, 2012, the Company implemented a restructuring plan to reduce the headcount associated with its acquisition of Advanced Analogic Technologies, Inc. For the fiscal year ended September 28, 2012, the Company recorded $7.8 million primarily related to this restructuring plan.

During the fiscal year ended September 30, 2011, the Company implemented a restructuring plan to reduce the headcount associated with its acquisition of SiGe Semiconductor, Inc. Approximately $0.9 million and $2.4 million in restructuring related charges were recorded during the three months and fiscal year ended September 30, 2011, respectively.

[d]	During the fiscal year ended September 28, 2012, the Company recognized a $5.8 million charge related to the resolution of contractual disputes.
During the fiscal year ended September 30, 2011, the Company recognized a $2.3 million charge related to the resolution of a contractual dispute.

[e]	The gain recorded during the fiscal year ended September 28, 2012 relates to the retirement of the Company's 1.50% convertible subordinated notes due on March 1, 2012.

[f]
These charges represent the amortization expense recognized in accordance with ASC 470-20. Approximately $0.4 million of amortization expense was recognized during the fiscal year ended September 28, 2012.

Approximately $0.3 million and $1.3 million, respectively, of amortization expense was recognized during the three months and fiscal year ended September 30, 2011.

[g]
During the three months and fiscal year ended September 28, 2012, these amounts primarily represent the utilization of net operating loss and research and development tax credit carryforwards, deferred tax expense not affecting taxes payable and non-cash expense related to uncertain tax positions.

During the three months and fiscal year ended September 30, 2011, these amounts primarily represent deferred tax expense not affecting taxes payable and non-cash expense related to uncertain tax positions.

SKYWORKS SOLUTIONS, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

(in thousands)	September 28, 2012	September 30, 2011
Assets
Current assets:
Cash and cash equivalents	$307,110	$410,799
Accounts receivable, net	297,589	177,940
Inventory	232,920	198,183
Prepaid expenses and other current assets	45,744	29,412
Property, plant and equipment, net	279,383	251,365
Goodwill and intangible assets, net	894,523	749,849
Other assets	79,377	72,841
Total assets	$2,136,646	$1,890,389

Liabilities and Equity
Current liabilities:
Convertible notes	$—	$26,089
Accounts payable	140,583	115,290
Accrued liabilities and other current liabilities	42,121	105,717
Other long-term liabilities	48,467	34,198
Stockholders' equity	1,905,475	1,609,095
Total liabilities and equity	$2,136,646	$1,890,389